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                                                                   EXHIBIT 10.38


                                   GUARANTY

     THIS GUARANTY ("Guaranty"), dated as of December 31, 1998, is executed and delivered by SKM Limited, a joint-stock company (chusik-hoesa) organized and existing under the laws of the Republic of Korea ("Korea") with its principal place of business at Kwang Hee Building, 1-Ka, 216, Kwang-Hee Dong, Jung-Gu, Seoul 100-411, Korea ("Guarantor") in favor of Liquid Audio, Inc., a California corporation with its principal place of business at 810 Winslow Street, Redwood City, California 94063, U.S.A. ("Liquid Audio"), in light of the following:

     WHEREAS, Guarantor and Liquid Audio have established Liquid Audio Korea Co., Ltd. ("LAK"), a Korean corporation, to promote certain audio software and related technology of Liquid Audio in the Republic of Korea, and, to the extent later permitted, in the Democratic People's Republic of Korea ("Joint Venture Project");

     WHEREAS, LAK and Liquid Audio have entered into a Consulting Agreement (the "Agreement") of same date as this Guaranty pursuant to which LAK will obtain the benefit of consulting and advisory services from Liquid Audio, with a focus on the implementation and use of Liquid Audio's technology;

     WHEREAS, in order to induce Liquid Audio to enter into the Joint Venture Project and the Agreement, Guarantor has agreed to guarantee the payment obligations of LAK under the Agreement ("Guaranteed Obligations").

     NOW, THEREFORE, in consideration of the foregoing, Guarantor hereby agrees, in favor of Liquid Audio, as follows:

1.   Guaranteed Obligations. Guarantor hereby irrevocably and unconditionally
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     guarantees to Liquid Audio until final and indefeasible payment thereof has been made the due and punctual payment of the Guaranteed Obligations, in each case when as the same shall become due and payable under the Agreement (including by acceleration); it being the intent of Guarantor that the guaranty set forth herein shall be guaranty of payment and not a guaranty of collection.

2.   Performance under this Guaranty. If LAK fails to make any payment of any
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     Guaranteed Obligations, on or before the due date thereof, Guarantor immediately shall cause such payment to be made to Liquid Audio.

3.   Primary Obligation. This Guaranty is a primary and original obligation of
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     Guarantor and is an absolute, unconditional and continuing guaranty of payment which shall remain in full force without respect to future changes in conditions, including any change of law or change in the Joint Venture Project. Guarantor agrees that it is directly liable to Liquid Audio, that its obligations hereunder are independent of the obligations of LAK and that a separate action may be brought

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     against Guarantor, whether such action is brought against LAK or whether
     LAK is joined in such action. Guarantor agrees that its liability hereunder shall be immediate and shall not be contingent upon the exercise or enforcement by Liquid Audio of whatever remedies it may have against LAK.

4.   Waiver. To the fullest extent permitted by applicable law, Guarantor hereby
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     waives the right by statute or otherwise to require Liquid Audio to institute suit against LAK or to exhaust any rights and remedies which Liquid Audio has or may have against LAK. In this regard, Guarantor agrees that it is bound to the payment of the Guaranteed Obligations as fully as if such Guaranteed Obligations were directly owing to Liquid Audio by Guarantor. Guarantor further waives any defense arising by reason of any disability or other defense (other than the defense that the Guaranteed Obligations shall have been fully and finally performed and indefeasibly paid) of LAK or by reason of the cessation from any cause whatsoever of the liability of LAK in respect thereof.

5.   Payments. All payments to be made hereunder shall be made in lawful money
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     of the United States of America at the time of payment, shall be made in immediately available funds and shall be made without deduction (whether for taxes or otherwise) or offset.

6.   Attorneys' Fees and Costs. Guarantor agrees to pay, on demand, all
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     reasonably attorneys' fees and all other reasonable costs and expenses that may be incurred by Liquid Audio in the enforcement of this Guaranty or in any way arising out of, or consequential to the protection, assertion, or enforcement of the Guaranteed Obligations, irrespective of whether suit is brought.

7.   Notices. Every notice by either Party shall be in writing and delivered
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     either by personal delivery, or by express mail or any similar overnight courier service, or by registered or certified mail, postage prepaid, or by facsimile or electronic mail, addressed to the Party for whom intended at its address set forth above, or at such other address as the intended recipient previously shall have designated by written notice to the other Party. All notices delivered in person shall be deemed to have been delivered to and received by the addressee and shall be effective on the date of personal delivery. All notices delivered by express mail or any other similar overnight courier shall be effective upon the earlier of (i) three days following the date sent, and (ii) the date received. All notices delivered by registered or certified mail, or by facsimile or electronic mail, shall be effective upon receipt.

8.   Cumulative Remedies. No remedy under this Guaranty or the Agreement is
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     intended to be exclusive of any other remedy, but each and every remedy shall be cumulative and in addition to any and every other remedy given under this Guaranty or the Agreement and those provided by law. No delay or omission by Liquid Audio to exercise any right under this Guaranty shall impair such right nor be construed to be a waiver thereof.
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9.   Governing Law and Venue. This Guaranty shall be governed by the laws of the
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     Republic of Korea without regard to its conflict of laws provisions. All disputes arising hereunder shall be subject to the jurisdiction of the Seoul District Court.

10.  Severability of Provisions. Any provision to this Guaranty that is
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     prohibited or unenforceable under applicable law shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

11.  Entire Agreement; Amendments. This Guaranty constitutes the entire
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     agreement between Guarantor and Liquid Audio pertaining to the subject matter contained herein. This Guaranty may not be altered, amended, or modified, nor may any provision hereof be waived or noncompliance therewith consented to, except by means of a writing executed by both Guarantor and Liquid Audio. Any such alteration, amendment, modification, waiver, or consent shall be effective only to the extent specified therein and for the specific purpose for which given.

IN WITNESS WHEREOF, the undersigned has executed and delivered this Guaranty as of the 31 day of December 1998.

SKM Limited

By: /s/ Kyu Hwa Lee
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Name: Kyu Hwa Lee
Title: Vice President